Exhibit 99.3

Black Raven Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet and Notes

 TABLE OF CONTENTS

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011	10
Notes to Pro Forma Condensed Consolidated Balance Sheet	12

Black Raven Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet and Notes

(Unaudited)

Black Raven Energy, Inc. (“Black Raven,” or the “Company”), together with its wholly-owned subsidiary, PRB Gathering, Inc. (“PRB Gathering”) operates as an independent energy company engaged in the acquisition, exploitation, development and production of natural gas and oil in the Rocky Mountain region of the United States.

On October 27, 2011, Black Raven Energy, Inc. (“Black Raven”)  entered into a Purchase and Sale agreement (the “Agreement”) with Aspire Investments, LLC (the “Seller”“) to acquire the remaining 20% working interest in oil and gas properties (the “Properties”) in the Adena Field in Morgan County, Colorado.  The acquisition was effective July 1, 2011 and closed on December 9, 2011 for a purchase price of $1.7 million in cash, subject to post-closing adjustments as set forth in the Agreement. Black Raven previously purchased an 80% working interest in the Properties in July, 2011, as described below.

On July 27, 2011, Black Raven Energy completed the purchase of oil and gas properties in the Adena Field from Adena Badger Creek, LLC (“Adena Property Acquisition”).  The Adena Property Acquisition consisted of an 80% working interest in 18,760 gross acres, with a purchase price of $15.75 million, subject to adjustments for production after the effective date and other matters. The effective date of the Adena Property Acquisition was May 1, 2011.  The Company operates the Properties.

The Company has entered into an agreement with a strategic partner which will provide geological, engineering, and management services associated with this project and will earn 30% of the Company’s 80% working interest after payout of all costs, including financing costs.

On July 27, 2011, in order to finance the acquisition of the Properties, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with Carlyle Energy Mezzanine Opportunities Fund, L.P., Carlyle Energy Mezzanine Opportunities Fund-A, L.P., CEMOF Coinvestment, L.P., and Carlyle CIM Agent, L.L.C., as administrative agent and collateral agent (“Carlyle”).  Pursuant to the Note Purchase Agreement, the Company closed on the issuance and sale of Tranche A promissory notes (the “Tranche A Notes”) in the aggregate principal amount of $18.0 million. The Tranche A Notes mature and are due and payable on July 27, 2016. They bear interest at a stated rate of 13% per annum, of which 10% must be paid in cash, and, at the election of the Company, 3% may be paid in cash or paid in kind. A portion of the proceeds received from the sale of the Tranche A Notes was used for the acquisition of the Properties with the balance to be used according to a mutually approved plan of development for the Properties.

Subject to certain conditions, the Company can voluntarily prepay the Tranche A Notes.  If the Company prepays the Tranche A Notes before July 27, 2014, subject to certain exceptions, the Company must pay a “make-whole” amount.

Concurrently with the issuance of the Tranche A Notes, the Company issued to the holders of the Tranche A Notes Tranche B promissory notes (“Tranche B Notes, and with the Tranche A Notes the “Notes”) in the aggregate principal amount of $2.5 million with a stated interest rate of 13% per annum, all of which is paid in kind. The Company may prepay the Tranche B Notes only in whole, and upon prepayment, the Company must pay a “make-whole” amount.

As additional consideration for the issuance of the Notes, the Company conveyed to the holders of the Notes overriding royalty interests equal to 3% of 8/8ths in the Properties and agreed to convey overriding royalty interests in certain additional oil and gas properties acquired by the Company during the term of the Note Purchase Agreement.  The purchase of the additional 20% interest is subject to the conveyance of overriding royalty interest equal to 3% of 8/8ths in the Properties to the holders of the Notes.

The Notes are collateralized by substantially all of the assets of the Company and its subsidiaries. The Notes are subject to customary events of default.  Upon the occurrence of an event of default, as described in the Note Purchase Agreement, the payment of the principal amounts under the Notes may be accelerated and the interest rate applicable to the principal amounts will be increased to a stated interest rate of 16% per annum during the period the default exists. West Coast Opportunity Fund, LLC (“WCOF”), a majority stockholder in the Company and the holder of an outstanding senior secured debenture issued by the Company, agreed to subordinate the payment obligations under the debenture and related security interests to the payment obligations arising under the Notes and the security interests securing payment of the Notes, pursuant to the terms and conditions of an intercreditor and subordination agreement.  As further security for the payment of the Notes, WCOF pledged to Carlyle all of the shares of stock in the Company held by it.

Black Raven Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2011

(Unaudited)

(In thousands, except share and per share amounts)

	Historical			Pro Forma
	Black Raven	Pro Forma		Black Raven
	Energy, Inc.	Adjustments		Energy, Inc.
Assets
Current assets:
Cash and cash equivalents	$4,064	$(1,576	)(a)	$2,488
Restricted cash	19,591	—		19,591
Accounts receivable, net	1,644	—		1,644
Derivative asset	466	—		466
Inventory	53	—		53
Prepaid expenses	150	—		150
Total current assets	25,968	(1,576)		24,392
Oil and gas properties accounted for under the successful efforts method of accounting:
Proved properties	15,810	1,321	(a)	16,952
		(179	)(b)
Unproved leaseholds	4,544	394	(a)	4,884
		(54	)(b)
Wells-in-progress	157	—		157
Total oil and gas properties	20,511	1,482		21,993
Less: Accumulated depreciation, depletion and amortization	(1,335)	—		(1,335)
Net oil and gas properties	19,176	1,482		20,658
Gathering and other property and equipment	3,086	—		3,086
Less: Accumulated depreciation and amortization	(1,046)	—		(1,046)
Net gathering and other property and equipment	2,040	—		2,040
Other non-current assets:
Derivative assets	657	—		657
Deferred debt issuance costs, net	3,802	233	(c)	4,035
Restricted cash	450	—		450
Other	637	—		637
Total other non-current assets	5,546	233		5,779
TOTAL ASSETS	$52,730	$139		$52,869

The accompanying notes are an integral part of this pro forma condensed consolidated combined balance sheet.

Black Raven Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet (continued)

As of September 30, 2011

(Unaudited)

(In thousands, except share and per share amounts)

	Historical			Pro Forma
	Black Raven	Pro Forma		Black Raven
	Energy, Inc.	Adjustments		Energy, Inc.

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,266	$30	(d)	$3,296
Accrued expenses and other current liabilities	1,241	—		1,241
Advances from Atlas	20,096	—		20,096
Total current liabilities	24,603	30		24,633
Senior secured debentures, net of discount	18,848	—		18,848
Senior secured notes, net of discount	18,179	—		18,179
Asset retirement obligation	863	139	(a)	1,002
Total liabilities	62,493	169		62,662
Commitments and Contingencies
Stockholders’ deficit
Common stock, par value $.001; 150,000,000 authorized; 17,010,531 and 16,660,965 issued and outstanding, respectively	17	—		17
Additional paid-in-capital	30,684	—		30,684
Accumulated deficit	(40,464)	(30	)(d)	(40,494)
Total stockholders’ deficit	(9,763)	(30)		(9,793)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$52,730	$139		$52,869

The accompanying notes are an integral part of this pro forma condensed consolidated combined balance sheet.

BLACK RAVEN ENERGY, INC.

Notes to Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 is based on the historical unaudited condensed consolidated balance sheet of Black Raven as of September 30, 2011.  The pro forma condensed consolidated balance sheet gives effect to the Adena Property Acquisition and the related transaction fees and costs , as if the transaction  had occurred on September 30, 2011.  The Pro forma balance sheets have been prepared based on the adjustments that are factually supportable and directly related to the Adena Property Acquisition.

(a)          Reflects payment of $1.58 million to sellers for the Adena Property Acquisition.  The Adena Property Acquisition will be accounted for as a purchase with the following preliminary allocation of the purchase price:

(in thousands)

Purchase price:
Cash paid to sellers	$1,700
Cash for post-closing settlement	(124)
Total purchase price	$1,576

Preliminary Allocation of purchase price:
Oil and gas properties — proved	$1,321
Oil and gas properties — unproved	394
Asset retirement obligation assumed	(139)
Total cash	$1,576

(b)         Pro forma adjustment to reflect the assignment of overriding royalty interest conveyed to Carlyle, which has been assigned a preliminary value of $0.23 million, based on initial estimates.

(c)   Deferred debt issuance costs, which will be amortized over the life of the Notes, are as follows:

(in thousands)

(c) Overriding royalty interest conveyed to Carlyle	$0.23
Total deferred debt issuance costs	$0.23

(d)   Pro forma adjustment to reflect other Adena Property Acquisition costs in the amount of $30,000.